                                                                     EXHIBIT 4.5


                              WARRANT CERTIFICATE


          THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SHARES AND ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO TRANSFER OR THIS WARRANT OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

          THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE HEREOF ARE SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 4, 1996, AMONG CARESIDE, INC. AND ITS STOCKHOLDERS, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS WARRANT UPON REQUEST AND WITHOUT CHARGE.


                         WARRANT CERTIFICATE NO. SR-1
                     to Purchase Shares of Common Stock of
                                 CARESIDE, INC.

          THIS CERTIFIES THAT, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, S.R.One, Limited, a Pennsylvania Business Trust, or its permitted assigns (the "Holder"), is the registered owner of this Warrant Certificate (the "Warrant"), subject to the terms and conditions hereinafter set forth.


          This Warrant is issued pursuant to the Securities Purchase Agreement dated as of December 17, 1998, between the Holder and the Company (the "Securities Purchase Agreement") pursuant to which the Company has agreed to issue and sell to the Holder, and the Holder has agreed to purchase, from time to time as therein set forth, one or more promissory notes, each with a detachable warrant to purchase a number of shares of the Company's Common Stock. Capitalized terms used and not defined herein have the meanings set forth in the Securities Purchase Agreement.

                                   ARTICLE 6.

Grant.   This Warrant grants to the Holder the right to purchase, at any time
-----
after the date of issuance of this Warrant and until 5:30 p.m., New York time, on the earlier of (a) the seventh anniversary of the date of issuance of this Warrant or (b) four years from the closing of an Initial Public Offering, an aggregate number of shares of Common Stock ("Warrant Shares") determined by dividing Seven Hundred Fifty Thousand Dollars ($750,000) by either (i) $1.40, or
(ii) if an Initial Public Offering
has occurred, 85% of the price per share at which Common Stock is sold to the public in the Initial Public Offering (before discounts and commissions) (the "Share Price"). In the event that the principal amount of the Note is not repaid in full by June 30, 1999, then the Holder shall have the right to purchase pursuant to this Warrant twice the number of Warrant Shares determined in accordance with the foregoing sentence in this Section 1.

                                   ARTICLE 7.
Exercise of Warrant.
-------------------

     Section 7.1.   Exercise.  This Warrant shall be exercisable at any time in
                    --------
whole and not in part. The aggregate exercise price for the purchase of the Warrant Shares ("Exercise Price") shall be equal to the Share Price multiplied by the number of Warrant Shares. This Warrant may be exercised by surrender of this Warrant with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price multiplied by the number of Warrant Shares, at the Company's principal offices located at 6100 Bristol Parkway, Culver City, CA 90230. The Exercise Price shall be payable by certified or official bank check. For purposes hereof, "Exercise Date" shall mean the date on which all deliveries required to be made to the Company upon exercise of this Warrant pursuant to this Section 2.1 shall have been made.

     Section 7.2.   Issuance of Certificates for Warrant Shares.  Upon the
                    -------------------------------------------
exercise of the Warrants, the issuance of certificates for Warrant Shares shall be made forthwith (and in any event such issuance shall be made within ten (10) business days after the Exercise Date) without charge to the Holder including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Section 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                                   ARTICLE 8.

Transfer of Securities.  The Holder, by acceptance of this Warrant Certificate,
----------------------
covenants and agrees that it is acquiring this Warrant and, upon exercise hereof, the Warrant Shares, for its own account, as an investment and not with a view to distribution thereof. The Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws and no transfer of any Warrant Shares shall be permitted unless the Company has received notice of such transfer, at the address of its principal office, in the form of the Assignment attached hereto, accompanied by an opinion of counsel reasonably satisfactory to the Company that an exemption from registration of such Warrants Shares under the Act is available for such transfer. Upon any exercise of this Warrant, certificates representing the Warrant Shares and any of the other securities issuable upon exercise of this Warrant shall bear the following legend:

          The securities represented by this certificate have not been registered under the Securities Act of 1933 ("Act") or any state securities laws for public resale, and may not be offered or sold except pursuant to (i) an effective registration statement under the Act and such laws or (ii) an opinion of counsel satisfactory to the issuer that an exemption from such registration is available.

Any purported transfer of this Warrant or any Warrant Shares not in compliance with the provisions of this Section 3 shall be null and void.

                                   ARTICLE 9.
Adjustments to Share Price and Number of Securities.
---------------------------------------------------

     Section 9.1.   Computation of Adjusted Share Price.  Except as hereinafter
                    -----------------------------------
provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock, including, without limitation, shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Share Price, then forthwith upon such issuance or sale, the Share Price shall (until another such issuance or sale) be reduced to an amount equal to the
(i) sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the then existing Share Price, and
(B) the aggregate amount of the consideration, if any, received by the Company upon such issuance or sale, divided by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Share Price be adjusted pursuant to the computations in this Section 4.1 to an amount in excess of the Share Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 4.3 hereof.

          For the purposes of any computation to be made in accordance with this
Section 4.1, the following provisions shall be applicable:

                    (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company, for subscription, the subscription price, or, if shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith) plus any amounts payable to security holders or any affiliate thereof, including without limitation, any employment agreement, royalty, consulting agreement, covenant not to compete, amount or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts shall be valued at the aggregate amount payable thereunder whether such payments are absolute or contingent and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof except if the payment of such amounts has been approved by the Holder.

                         (ii)  In case of the issuance or sale (otherwise than
as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

                         (iii) Shares of Common Stock issuable by way of
dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                         (iv)  The reclassification of securities of the Company
other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately after the opening of business on the day following the record date for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 4.1.

                         (v)   The number of shares of Common Stock at any one
time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of then outstanding options, rights, warrants and upon the conversion or exchange of then outstanding convertible or exchangeable securities.

                         (vi)  No adjustment shall be made to the Share Price
then in effect upon the exercise of any warrant issued pursuant to the Securities Purchase Agreement or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of execution of the Securities Purchase Agreement.

     Section 9.2    Options, Rights, Warrants and Convertible and Exchangeable
                    ----------------------------------------------------------
Securities. In case the Company shall at any time after the date hereof grant or
----------
issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, where the aggregate consideration per share is less than the Share Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, the Share Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of
Section 4.1 hereof, provided that:

                      (a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued.

                      (b) The aggregate consideration for any such options, rights or warrants shall be equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants.

                      (c) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities.

                      (d) The aggregate consideration for any such convertible or exchangeable securities shall be equal to the consideration received by the Company for such securities, plus the total consideration, if any, receivable by the Company upon the conversion or exchange thereof.

                      (e) If any change shall occur in the exercise price per share provided for in any of such options, rights or warrants or in the price per share at which such convertible or exchangeable securities are convertible or exchangeable, such options, rights or warrants or convertible or exchangeable securities, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

                      (f) In case there has been any adjustment hereunder in the Share Price by reason of the offer, issue or sale of any subscription or purchase rights or options or any convertible or exchangeable securities or obligations and the purchase, conversion or exchange privilege so created thereafter terminates unexercised or changes, such Share Price shall as of the date of such termination or change be adjusted to reflect such termination or change.

     Section 9.3.  Subdivision and Combination.  In case the Company shall at
                   ---------------------------
any time subdivide or combine the outstanding shares of Common Stock, the Share Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     Section 9.4.  Adjustment in Number of Securities.  Upon each adjustment of
                   ----------------------------------
the Share Price pursuant to the provisions of this Section 4, the number of Warrant Shares issuable on exercise of this Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Share Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Share Price.

     Section 9.5.  Definition of Common Stock.  For the purpose of this
                   --------------------------
Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended after the date hereof, or (ii) any other class of stock resulting from successive changes or modifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     Section 9.6.   Merger or Consolidation.  In the event there is proposed any
                    -----------------------
consolidation of the Company with, or merger of the Company with or into, another corporation, other than a merger or consolidation in which the Company is the surviving corporation and after which at least fifty percent (50%) of the outstanding voting securities of the Company are owned by the stockholders of the Company immediately prior to such merger or consolidation, subject to its obligations of confidentiality, the Company shall provide the Holder with not less than 30 days' prior written notice of the proposed effective date of such merger or consolidation (the "Effective Date"). The Holder shall be entitled to exercise its Warrants at any time up to the third business day prior to the Effective Date, and this Warrant shall, if not so exercised, terminate and be of no further force and effect on the Effective Date (or such later date on which the merger or consolidation becomes effective). Any such exercise by the Holder may be conditioned upon and made subject to the consummation of the merger or consolidation.

     Section 9.7.   No Adjustment of Exercise Price in Certain Cases.  No
                    ------------------------------------------------
adjustment of the Exercise Price shall be made:

                         (a) Upon the issuance or sale of this Warrant or the
other warrants pursuant to the Securities Purchase Agreement or the shares of Common Stock issuable upon the exercise of this Warrant or such other warrants.

                         (b) If the amount of said adjustment shall be less than
two cents (2c) per Warrant Share; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2c) per security issuable upon exercise of the Warrants.

     Section 9.8.   Dividends and Other Distributions.  In the event that the
                    ---------------------------------
Company shall at any time prior to the exercise of this Warrant declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidence of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holder of this Warrant shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of this Warrant, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if this Warrant had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 4.8.

                                  ARTICLE 10.

Exchange and Replacement of Warrant.  Upon receipt by the Company of evidence
-----------------------------------
reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof.

                                  ARTICLE 11.

Elimination of Fractional Interests.  The Company shall not be required to issue
-----------------------------------
certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, but instead shall pay cash in lieu of such fractional interests to the Holder based on the Fair Market Value of the Common Stock as determined in good faith by the Board of Directors of the Company. For this purpose, the "Fair Market Value" of a share of Common Stock on any day means: (a) if the principal market for the Common Stock is The New York Stock Exchange, any other national securities exchange or The Nasdaq National Market, the closing sales price of the Common Stock on such day as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market, or
(b) if the principal market for the Common Stock is not a national securities exchange or The Nasdaq National Market and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the closing bid and the closing asked prices for the Common Stock on such day as quoted on such System, or (c) if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, reported by the National Quotation Bureau, Inc.; provided that if none of (a),
(b) or (c) above is applicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined, in good faith, by the Board of Directors of the Company.

                                  ARTICLE 12.

Reservation and Listing of Securities.  The Company shall at all times reserve
-------------------------------------
and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any stockholder.

                                  ARTICLE 13.

Notices to Warrant Holder.  Nothing contained in this Agreement shall be
-------------------------
construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and its exercise, any of the following events shall occur:

                    (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                    (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option right or warrant to subscribe therefor; or

                    (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale, of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                                  ARTICLE 14.

Notices.  All notices, requests, consents and other communications hereunder
-------
shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested in accordance with Section 5.8 of the Securities Purchase Agreement.

                                  ARTICLE 15.

Supplements and Amendments.  The Company and the Holder may from time to time
--------------------------
supplement or amend this Warrant in writing in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provision herein or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable.

                                  ARTICLE 16.

Successors.  All the covenants and provisions of this Warrant shall be binding
----------
upon and inure to the benefit of the Company, the Holder and their respective successors and assigns hereunder.

                                  ARTICLE 17.

Governing Law:  Submission to Jurisdiction.  This Warrant shall be governed by,
------------------------------------------
and construed in accordance with, the laws of the State of Delaware.

                                  ARTICLE 18.

Entire Agreement.  The Securities Purchase Agreement, this Warrant and the Note
----------------
issued contemporaneously with this Warrant and the other Notes and Warrants, if any, issued pursuant to the Securities Purchase Agreement, contain the entire understanding between the parties hereto and supersede all prior agreements and understandings, written or oral, with respect to the subject matter hereof and thereof.

                                  ARTICLE 19.

Severability.  If any provision of this Warrant shall be held to be invalid and
------------
unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

                                  ARTICLE 20.

Captions.  The caption headings of the Sections of this Warrant are for
--------
convenience of reference only and are not intended, nor should they be construed, as a part of this Warrant and shall be given no substantive effect.

                                  ARTICLE 21.

Benefits of this Agreement.  Nothing in this Warrant shall be construed to give
--------------------------
to any person or corporation other than the Company and the Holder of the Warrant or Warrant Shares any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                   CARESIDE, INC.

                                   By:  /s/ James Koch
                                        --------------------------------
                                        Name:   James Koch
                                        Title:  Chief Financial
                                                Officer

              FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase shares of Common Stock.

          In accordance with the terms of Section 2 of Warrant No. S.R.- 1__ dated as of December, 17, 1998, issued by Careside, Inc. to S.R.One, Limited, the undersigned requests that a certificate for such securities be registered in the name of ___________________ whose address is __________________ and that such Certificate be delivered to ______________________ whose address is
_______________________.


Dated:  _____________, 199__

                              Signature:________________________________

                              Print Name:_______________________________

                              (Signature must conform in all respects to name of Holder as specified on the face of the Warrant.)

                              ________________________________________
                              (Insert Social Security or Other Identifying
                              Number of Holder)

                               FORM OF ASSIGNMENT

                  (To be executed by the Holder if such Holder
                 desires to transfer the Warrant Certificate.)

          FOR VALUE RECEIVED _________________ here sells, assigns and transfers unto ___________________________________________________________________(Please
print name and address of transferee)

this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________ Attorney, to transfer this Warrant on the books of Careside, Inc. full power of substitution.

Dated:  ________________, 199__

                              Signature:______________________________
                              Print Name:_____________________________
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                              _______________________________________
                              (Insert Social Security or Other Identifying
                              Number of Holder)

Careside, Inc.
6100 Bristol Parkway
Culver City, CA  90320

Dear Sirs:

          Reference is made to the Securities Purchase Agreement dated December 17, 1998 between the undersigned and Careside, Inc. Capitalized terms used herein have the meanings set forth in the Securities Purchase Agreement. The undersigned acknowledges that the Company has filed its Registration Statement with the SEC. Accordingly, pursuant to Section 3.2.5 of said Securities Purchase Agreement, the undersigned agrees that the undersigned will not exercise Warrant Certificate No. SR-1 until the earlier of December 17, 1999, or six (6) months after the closing of the Initial Public Offering of the Common Stock of Careside, Inc.

                              Sincerely,



                              ___________________________________
                              S.R.One, Limited